Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 29, 2021, with respect to the consolidated financial statements of BlueCity Holdings Limited, incorporated herein by reference.

/s/ KPMG Huazhen LLP

Beijing, China

October 4, 2021